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                                                                     Exhibit 5.2

              [Letterhead of Orrick, Herrington & Sutcliffe LLP]

                                April 24, 2001



MBNA America Bank,
 National Association
1100 North King Street
Wilmington, Delaware 19884

Re:  MBNA America Bank, National Association
     MBNA Master Credit Card Trust II
     MBNA Credit Card Master Note Trust
     Registration Statement on Form S-3
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Ladies and Gentlemen:

     We have acted as counsel for MBNA America Bank, National Association, a national banking association, in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement"), which has been filed on April 24, 2001 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of series (each, a "Series") of notes (collectively, the "Notes"), each such Series of Notes representing obligations of the MBNA Credit Card Master Note Trust (the "Trust"). Each Series of Notes will be issued pursuant to an Indenture (the "Master Indenture"), as supplemented by an Indenture Supplement relating to such Series (each, an "Indenture Supplement" and, in each such case, together with the Master Indenture, the "Indenture"), in each case between the Trust and The Bank of New York, as Indenture Trustee.

     We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

     In connection with the authorization of the Notes in rendering this opinion, we have relied upon an opinion, of even date herewith, of John W. Scheflen, Esq.
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MBNA America Bank,
 National Association
April 24, 2001
Page 2

     Based on such examination, we are of the opinion that when the Notes of each Series have been duly executed, authenticated and delivered in accordance with the Indenture, and sold in the manner described in the Registration Statement, any amendment thereto and the prospectus and prospectus supplement relating thereto, the Notes will be legally issued, fully paid, non-assessable and binding obligations of the Trust, and the holders of the Notes of such Series will be entitled to the benefits of such Indenture, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the prospectus contained therein. In giving such consent, we do not admit that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                        Very truly yours,

                                        /s/ Orrick, Herrington & Sutcliffe LLP

                                        ORRICK, HERRINGTON & SUTCLIFFE LLP